UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AmerisourceBergen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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AMERISOURCEBERGEN CORPORATION

1300 Morris Drive, Chesterbrook, PA 19087

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

AMERISOURCEBERGEN CORPORATION 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 19, 2009*

The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/abc

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before February 11, 2009 to facilitate timely delivery.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AmerisourceBergen Corporation’s 2009 Annual Meeting of Stockholders will be held on Thursday, February 19, 2009 at 2:00 p.m., Eastern Time, at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania.

Proposals to be voted on at the meeting are listed below:

1.	To elect each of the three nominees named below (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2012 annual meeting and until his successor is duly elected and qualified:

01)	Richard C. Gozon
02)	Michael J. Long
03)	J. Lawrence Wilson

2.	To ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2009.

3.	To approve amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the plan, as amended.

4.	To vote on a stockholder proposal to redeem AmerisourceBergen’s poison pill.

5.	To transact any other business properly coming before the meeting.

The Board recommends a vote “FOR” Proposals 1, 2 and 3 and a vote “AGAINST” Proposal 4.

The record date for the annual meeting is December 22, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

*	This Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about January 9, 2009.

CONTROL NUMBER i
You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number	g

40114

Important Notice Regarding the Internet Availability of Proxy Materials for AmerisourceBergen Corporation’s 2009 Annual Stockholder Meeting:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials, which include the Notice and Proxy Statement, the 2008 Annual Report on Form 10-K and a Letter to Stockholders from the President and Chief Executive Officer, and access to the proxy voting site are available at:

http://bnymellon.mobular.net/bnymellon/abc

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery of the proxy materials for the 2009 Annual Meeting of Stockholders, please make the request as instructed below on or before February 11, 2009. Stockholders may also request paper delivery, or consent to receive electronic delivery, of the materials for all future stockholder meetings.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)

1.	Internet – Go to http://bnymellon.mobular.net/bnymellon/abc and follow the instructions
2.	Telephone – 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
3.	Email – Send an email message along with your control number to shrrelations@bnymellon.com

MAKE SURE TO HAVE THIS NOTICE AVAILABLE WHEN YOU: • Request a paper copy of the proxy materials; • Want to view your proxy materials online; or • Want to vote your proxy electronically

Directions to AmerisourceBergen Corporation’s 2009 Annual Meeting of Stockholders:

Four Seasons Hotel Philadelphia

One Logan Square

Philadelphia, PA 19103

From Philadelphia International Airport and Delaware

•	Follow I-95 North to exit #22 for Central Philadelphia/Route 676 West (left exit)
•	Off the ramp, follow 676 West (Vine Street Expressway) to the Benjamin Franklin Parkway/Museum Area exit
•	At top of ramp, turn right onto 22nd Street
•	Go one block to the first traffic light and turn right onto Benjamin Franklin Parkway
•	Go through two traffic lights and enter the traffic circle
•	The Hotel is halfway around the circle on the right at 18th Street and Benjamin Franklin Parkway

From New York or New Jersey

•	Take exit #4 off the New Jersey Turnpike
•	Follow 73 North to 38 West
•	Follow 38 West to 30 West
•	Follow signs and cross over Benjamin Franklin Bridge
•	Over the bridge, follow signs for 676 West
•	Take 676 West (Vine Street Expressway) to Benjamin Franklin Parkway/Museum Area exit
•	At top of the ramp, turn right onto 22nd Street
•	Go one block to first traffic light and turn right onto Benjamin Franklin Parkway
•	Go through two traffic lights and enter traffic circle
•	The Hotel is located halfway around the circle on the right at 18th Street and Benjamin Franklin Parkway